SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement          [ ]Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            HYTEK MICROSYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

                           --------------------------
    (Name of Person "s" Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
                  -------------------------------
         (2) Aggregate number of securities to which transaction applies:
                --------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                --------------------------------
         (4) Proposed maximum aggregate value of transaction:

             ---------------------------------
         (5) Total fee paid:

             ---------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:____________
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                  (3) Filing Party:____________
                  (4) Date Filed:______________

                            HYTEK MICROSYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 1998


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hytek Microsystems, Inc. (the "Company"), a California corporation, will be held on Friday, May 15, 1998 at 10:00 a.m., local time, in the Bayshore Room of the Clarion Hotel, 401 E. Millbrae Ave., Millbrae, California (telephone number (650) 692-9745), for the following purposes:

         1. To elect five (5) directors to serve for the ensuing year and until their successors are elected.

         2. To approve an amendment to the Company's 1991 Directors' Stock Option Plan for the purpose of (i) increasing the number of shares reserved for issuance under the plan by 100,000 shares to a total of 200,000 shares and (ii) providing that each non-employee director of the Company who has been in continuous service as a director of the Company for a period of five or more years on the last business day of each fiscal year shall automatically be granted an option to purchase 5,000 shares on such date.

         3. To ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending January 2, 1999.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 16, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a Proxy.

                                  By Order of the Board of Directors

                                  /s/ Charles S. Byrne
                                  CHARLES S. BYRNE, Secretary
Carson City, Nevada
April 6, 1998

                            HYTEK MICROSYSTEMS, INC.

                              400 Hot Springs Road
                            Carson City, Nevada 89706


                                 PROXY STATEMENT

                               PROCEDURAL MATTERS

Annual Meeting
--------------

         The enclosed Proxy is solicited on behalf of Hytek Microsystems, Inc. (the "Company" or "Hytek") for use at the Annual Meeting of Shareholders to be held Friday, May 15, 1998 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Bayshore Room at the Clarion Hotel, 401 E. Millbrae Ave., Millbrae, California (adjacent to the San Francisco International Airport).

         The Company's principal executive offices are located at 400 Hot Springs Road, Carson City, Nevada 89706. Hytek's telephone number at that address is (702) 883-0820.

         These proxy solicitation materials and the Company's 1997 Annual Report to Shareholders (consisting of a letter from the President and the Company's Annual Report on Form 10-KSB for the fiscal year ended January 3, 1998, without exhibits) were mailed on or about April 6, 1998 to all shareholders entitled to vote at the meeting.

Record Date; Outstanding Shares
-------------------------------

         Shareholders of record at the close of business on March 16, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 2,944,758 shares of the Company's Common Stock, no par value, were issued and outstanding.

Revocability of Proxies
-----------------------

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes
-------------------------------------

         The required quorum for the transaction of business at the Annual Meting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for the purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

         The Company believes that abstentions should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal as to which the shareholder has expressly abstained from voting.

         Similarly, broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

Voting and Solicitation
-----------------------

         Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (5) multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes for a candidate unless such candidate's name has been properly placed in nomination prior to the voting and in accordance with the procedures set forth in the bylaws. Furthermore, no shareholder shall be entitled to cumulate votes unless the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

         On all other matters, each share has one vote.

         Under the bylaws of the Company, nominations for the election of directors may be made by any shareholder entitled to vote in the election of directors, but only if written notice of such shareholder's intent to make such nominations has been received by the Company at its principal executive office not less than 20 days nor more than 60 days prior to the meeting at which directors are to be elected; provided, however, that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth: (a) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company owned and any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (b) with respect to the shareholder giving the notice, the name, address and class and number of shares of the Company that are beneficially owned by such shareholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         The cost of soliciting proxies will be borne by the Company. The Company will, in accordance with applicable regulations, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or electronic mail.

Shareholder Proposals
---------------------

         Proposals of shareholders intended to be presented at next year's Annual Meeting of Shareholders of the Company must be received at the principal executive offices of the Company no later than December 7, 1998, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees for Director
---------------------

         A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any Company nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, in accordance with cumulative voting, as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director.

         The following table sets forth certain information as of the Record Date with respect to each director:


Name                                   Director Since                        Age
----                                   --------------                        ---
Shou-Chen Yih                               1976                              63
Charles S. Byrne                            1994                              53
Robert Boschert                             1990                              61
Edward W. Moose                             1988                              68
Edward Y. Tang                              1990                              58


     Mr. Yih, who was elected Chairman of the Board of Directors of the Company in October 1990, has been self-employed as a real estate investor for more than the last five years. Mr. Yih also serves as Chairman of Biocare, LLC, a small limited liability corporation producing medical reagents.

     Mr. Byrne has served as Chief Financial Officer and Secretary of the Company since October 1990. He was elected President and Chief Executive Officer and a Director of the Company effective September 1, 1994. Mr. Byrne served as Director of Finance for the Company between January 1988 and October 1990.
Between July 1987 and January 1988, he was acting Controller of Topaz Semiconductor, Inc., a wholly-owned subsidiary of the Company during that period. Prior to that, Mr. Byrne had 20 years experience as a chief financial officer, division controller and cost accountant in the aerospace, electronics and scientific instrument industries.

         Mr. Boschert, who was the founder of Boschert, Inc., a developer and manufacturer of low-cost volume usage switch mode power supplies, retired from the Board of Directors of that company in 1984 and has traveled extensively since then. From June 1986 until June 1988, Mr. Boschert served as an independent consultant to Unison Technology, a manufacturer of uninterrupted power supplies.

     Mr. Moose has been President of E. M. Moose, Inc., a restaurant operating firm, since May 1992. From April 1991 through April 1992, Mr. Moose served as a private consultant in the restaurant industry. From September 1973 through March 1991, Mr. Moose served as President and Chief Executive Officer of Washington Square Park Corporation, a restaurant operating firm.

         Mr. Tang is a founder of Answer Software Company, a developer of database products and applications for computers that was founded in 1982, and has served as President, Chief Executive Officer and a director of such company since its formation.

         All directors will hold office until the next annual meeting of shareholders of the Company (or until the effectiveness of their resignation or removal from the Board of Directors) and until their successors have been elected and qualified. There are no family relationships among the directors and officers of the Company.

Vote Required
-------------

         The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

Recommendation
--------------

         The Board of Directors recommends that the shareholders vote "FOR" the proposed slate of directors.


Security Ownership
------------------

         The following table sets forth certain information, as of the Record Date, with respect to ownership of the Company's Common Stock by each director, by all current directors and officers of the Company as a group, and by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock:


                                               Shares of Common Stock
                                               Beneficially Owned (1)

Name and Address of Beneficial Owner    Number of Shares    Percent of Total
------------------------------------    ----------------    -------------------

Allen & Company Incorporated ("ACI")
and affiliates......................    796,302(2)          27.0%
 .
     711 Fifth Avenue
     New York, New York 10022

Norman J. Mercer....................    260,000(3)          8.8%
     PO Box 959
     East Hampton, New York  11937

Shou-Chen Yih.......................    223,066(4)          7.5%
     930 Cumberland Court
     Foster City, California  94404


Charles S. Byrne....................     71,250(5)          2.4%


Robert Boschert.....................     21,666(6)          *

Edward W. Moose.....................     17,166(7)          *

Edward Y. Tang......................     16,666(8)          *

All current officers and directors       410,564(4) (5)     13.3%
as a group (6 persons)                          (6) (7)
                                                (8) (9)
------------------

* Less than one percent



(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them (subject to community property law, where applicable), except as otherwise noted in the footnotes to this table.

(2)   Represents  (a) the  number  of  shares  reported  in  Amendment  No. 5 to
      Schedule 13D dated June 16, 1989 filed by ACI and its affiliates and (b) 10,000 shares acquired by Paul A. Gould, an affiliate of ACI, subsequent to the filing of Amendment No. 5, the acquisition of which was orally confirmed by Paul A. Gould on March 17, 1992, but which shares have not been included in a subsequent amendment to Schedule 13D. Includes shares beneficially owned by the following persons, each of whom has sole voting and investment power with respect to the shares beneficially owned by such person: (i) ACI, which holds 589,365 shares (20.0%) (all of such shares are indirectly owned by Allen Holding Inc. ("Holding")); (ii) Paul A. Gould, who is a Managing Director and an officer of ACI and Holding and who holds 189,455 shares (6.4%); (iii) Thalia V. Crooks, who is a director and an officer of ACI and Holding; (iv) John M. Simon, who is a Managing Director and officer of ACI and Holding; (v) Denise Calvo, who is a director and an officer of ACI and Holding; (vi) Susan Kathleen Wilson; and (vii) the estate of a deceased former officer of ACI and Holding.

(3) As reported in Amendment No. 2 to Schedule 13D dated April 8, 1992 filed by Norman J. Mercer.

(4) As reported in Amendment No. 8 to Schedule 13G dated January 20, 1994 filed by Shou-Chen Yih. Includes 16,666 shares (of which 1,666 shares are subject to shareholder approval) issuable upon exercise of options held by Mr. Yih, which options are exercisable within 60 days of the Record Date.

(5) Includes 56,250 shares issuable upon exercise of options held by Mr. Byrne, all of which are exercisable within 60 days of the Record Date.

(6) Includes 16,666 shares (of which 1,666 shares are subject to shareholder approval) issuable upon exercise of options held by Mr. Boschert, which options are exercisable within 60 days of the Record Date.

(7) Includes 1,666 shares issuable upon exercise of options held by Mr. Moose (subject to shareholder approval) within 60 days of the Record Date.

(8) Represents shares (of which 1,666 shares are subject to shareholder approval) issuable upon exercise of options held by Mr. Tang, which options are exercisable within 60 days of the Record Date.

(9)   Includes  28,750  shares  issuable  upon  exercise of options  held by one
      non-director   executive  officer  of  the  Company,   all  of  which  are
      exercisable within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the
Company's Common Stock, to file initial reports of ownership of the Company's securities on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16 (a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

Board Meetings and Committees
-----------------------------

         The Board of Directors of the Company held a total of five meetings during the fiscal year ended January 3, 1998 (the "Last Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. There is no nominating committee or committee performing the functions of a nominating committee.

         The Audit Committee recommends engagement of the Company's independent public accountants, reviews the scope of the audit, considers comments made by the independent public accountants with respect to accounting procedures and internal controls and the consideration given thereto by the Company, reviews internal accounting procedures and controls with the Company's financial and accounting staff and reviews non-audit services provided by the Company's independent public accountants. This Committee, currently consisting of Messrs. Yih and Tang, held one meeting during the Last Fiscal Year.

         The Compensation Committee reviews and approves the Company's executive compensation and administers the Company's 1981 Incentive Stock Option Plan and 1991 Stock Option Plan with respect to the Company's officers and directors. This Committee, currently consisting of Messrs. Boschert and Moose, held three meetings during the Last Fiscal Year.

         During the Last Fiscal Year, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served.

Executive Officers of the Company
---------------------------------

         The executive officers of the Company are as follows:

Name                Position                                                Age
----------------    ---------------------------------                       ----

Charles S. Byrne    President, Chief Executive Officer,                     53
                    Chief Financial Officer and Secretary
Jon B. Presnell     Vice-President and General Manager, Custom Products     47

         Mr. Presnell was promoted to the position of Vice-President and General Manager of Custom Products in October 1993. He has been an employee of the Company since 1980. During that time, he served as General Manager of the Carson City facility from May 1987 through December 1988 and as Director of Sales and Marketing for the Company from January 1989 until October 1993. Prior to joining Hytek, Mr. Presnell was employed as an Electrical Engineer for Texas Instruments, Inc.

Executive Compensation
----------------------

         The following tables set forth certain information for the Last Fiscal Year as to the only executive officer of the Company whose compensation is reportable under current requirements of the Securities and Exchange Commission ( the "Named Executive Officer"):


                           SUMMARY COMPENSATION TABLE

                                           Annual         Long-Term Compensation
                                        Compensation              Awards
                                        ------------      ----------------------

Name and                                                   Securities Underlying
Principal Position           Year   Salary ($) Bonus ($)        Options (#)
------------------           ----   ---------- ---------   ---------------------

Charles S. Byrne
President, Chief Executive   1997   $84,376    $15,000     0
Officer, Chief Financial
Officer and Secretary        1996   $82,161    $15,000     25,000 (1)

                             1995   $69,719    0           50,000 (2)



         (1) In May 1996, the Compensation Committe awarded Charles S. Byrne an option to purchase 25,000 shares of Common Stock at an exercise price of $3.07 per share. This option becomes exercisable over a four-year period and expires in May 2001.

         (2) In February 1995, the Compensation Committee amended the outstanding options held by Charles S. Byrne and Jonathan B. Presnell, executive officers of the Company, each to purchase 50,000 shares of Common Stock at an exercise price of $0.375 per share, in order to extend the term of such five-year options to ten years. Accordingly, such options, as amended, shall now expire in October 2000 instead of October 1995. Neither of such options were in-the-money on the date of the extension.

         No options were granted to the Named Executive Officer during the Last Fiscal Year.

The following table sets forth the value of all unexercised stock options held by the Named Executive Officer at the end of the Last Fiscal Year:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                              Number of Securities     Value of Unexercised
                              Underlying Unexercised   In-the-Money Options
                              Options at FY-End (#)    at FY-End   ($)
                              ----------------------   --------------------


                 Shares Acquired  Value         Exercisable/       Exercisable/
Name             on Exercise (#)  Realized ($)  Unexercisable      Unexercisable
--------------------------------------------------------------------------------


Charles S. Byrne      0              --          56,250/18,750(1)  $114,000/0



(1) Includes (i) an Employee Incentive Stock Option to purchase 50,000 shares of Common Stock at the exercise price of $0.375 per share (fair market value at the date of grant) that is fully exercisable and that expires October 24, 2000, and
(ii) an Employee Incentive Stock Option to purchase 25,000 shares of Common Stock at the exercise price of $3.07 per share (fair market value at the date of grant), of which 6,250 shares were exercisable at fiscal year end. The average of the last available bid and ask prices on January 3, 1998 was $2.28 per share.

Directors' Compensation
-----------------------

         Each director of the Company who is not an employee (currently four persons) receives a fee of $1,000 per calendar quarter for service on the Board of Directors and attendance at all board meetings. In addition, the non-employee directors participate in the 1991 Directors' Stock Option Plan and received option grants thereunder in February 1991, which options are fully vested, and additional grants on January 2, 1998, which options shall not be exercisable until shareholder approval of the amendment to the 1991 Directors' Stock Option Plan is obtained. See "Proposal 2 - Amendment to the 1991 Directors' Stock Option Plan."

Directors' Option Plan
----------------------

         The Company's 1991 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in February 1991 and approved by the shareholders in May 1991. A total of 100,000 shares of Common Stock were initially reserved for issuance thereunder. On September 11, 1997, the Board of Directors amended the 1991 Directors Stock Option Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares to a total of 200,000 shares and to provide that each non-employee director of the Company who, on the last business day of each fiscal year, has been in continuous service as a director of the Company for a period of five years or more shall automatically be granted an option to purchase 5,000 shares on such date of each fiscal year.

                  An option to purchase 15,000 shares at an exercise price of $0.1875 per share was automatically granted under the Directors' Plan to each of directors Yih, Boschert, Moose and Tang during fiscal 1991. Such options expire in February 2001. Additional options to purchase 5,000 shares each at an exercise price of $2.28 per share were granted to the above directors on January 2, 1998, which options shall not be exercisable until shareholder approval of the amendment to the Directors' Plan is obtained.. At January 3, 1998, options to purchase 15,000 shares had been exercised, options to purchase 65,000 shares were outstanding and 120,000 shares remained available for future grant under the Directors' Plan. See "Proposal 2 - Approval of Amendment to 1991 Directors' Stock Option Plan."

                                 PROPOSAL NO. 2

               AMENDMENT TO THE 1991 DIRECTORS' STOCK OPTION PLAN

         The Company's 1991 Directors' Stock Option Plan (the "Directors' Plan") was adopted in February 1991 by the Board of Directors and approved by the shareholders in May 1991. An aggregate of 100,000 shares of Common Stock was originally reserved for issuance under the 1991 Directors' Plan. Under the Directors' Plan, as originally adopted, each non-employee director (an "Outside Director") is automatically granted an option to purchase 15,000 shares on the date on which such person first becomes an Outside Director.

Proposed Amendment
------------------

         At the Annual Meeting, the shareholders are being requested to ratify and approve an amendment to the Directors' Plan to (i) increase the number of shares available for issuance by 100,000 shares to a total of 200,000 shares and
(ii) provide that each Outside Director who has been in continuous service as a director for a period of five years or more as of the last business day of each fiscal year shall automatically be granted an option to purchase 5,000 shares on such date (the "Amendment"). The Amendment was approved by the Board of Directors in September 1997. The Board believes the Amendment is necessary in order to attract and retain qualified Outside Directors and unanimously recommends approval of the Amendment.

Description of the Directors' Plan, as Amended
----------------------------------------------

         Purpose

         In light of competition among companies for directors with appropriate experience, the Directors' Plan is designed to attract and retain the best available personnel for service as Outside Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as directors and to encourage their continued service on the Board.

         Administration

         The Directors' Plan is designed to work automatically and not to require administration. However, to the extent administration is necessary, it will be provided by the Board.

         Eligibility

         Only Outside Directors are eligible to participate in the Directors' Plan. The Company currently has four Outside Directors. During the term of the Directors' Plan, each Outside Director is automatically granted an option to purchase 15,000 shares of the Company's Common Stock (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company, appointment by the Board of Directors to fill a vacancy or resignation of a Director as an employee but not as a director. Furthermore, each Outside Director who has been in continuous service as a director for a period of five years or more as of the last business day of each fiscal year shall automatically be granted an option to purchase 5,000 shares on such date of each fiscal year (commencing with fiscal 1997) (a "Subsequent Option"). As a result of the Amendment, Subsequent Options to purchase an aggregate of 20,000 shares at an exercise price of $2.28 per share were granted to the Outside Directors on January 2, 1998, which options shall not be exercisable unless and until shareholder approval of the Amendment has been obtained.

         Exercisability of Options

         First Options become exercisable cumulatively in installments with respect to 5,000 shares on the first, second and third anniversary dates of the date of grant of such Option. Each Subsequent Option shall become exercisable cumulatively as to approximately 1/12 of the shares subject to the Subsequent Option (rounded to the nearest share) per month following the date of grant. An Option is exercised by giving notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price.

         Shares Reserved for Issuance

         As a result of the Amendment, an aggregate of 200,000 shares of Common Stock of the Company are reserved for issuance under the Directors' Plan (of which 100,000 shares are subject to shareholder approval). As of the Record
Date, Options to purchase an aggregate of 65,000 shares were issued and outstanding (including the grants made in January 1998, which are subject to shareholder approval) and 120,000 shares remained available for future grants. On March 16, 1998, the mean between the bid and asked price for the Company's Common Stock was $2.73 per share, as reported on the non-Nasdaq over-the-counter market.

         Terms of Options

         Options granted under the Directors' Plan are nonstatutory options, and do not qualify as "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Term.  All options granted under the Directors' Plan (the "Options")
         -----
have a term of ten years.

         Consideration.  The  consideration  to be paid for  shares to be issued
         --------------
upon exercise of an Option,  including  the method of payment,  shall consist of
(1) cash, (2) check, (3) other shares of the Company's Common Stock that have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option is being exercised, or (4) any combination of the foregoing methods of payment.

         Exercise Price. The per share exercise for optioned stock shall be 100%
         ---------------
of the fair market value per share of Common Stock on the date of grant of the Option, determined in accordance with the Directors' Plan.

         Termination of Status as a Director.  Under the Directors' Plan, in the
         ------------------------------------
event an optionee ceases to serve as a director of the Company for any reason other than death, an option may thereafter be exercised to the extent entitled at the date of such termination, but only within one year after the date he or she ceases to be a director of the Company. If an optionee's service as a director of the Company is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor at any time within one year following the date of death. The exercisability of the Option shall be accelerated such that the Option shall be exercisable during such one-year period with respect to all shares that were exercisable as of the date of death plus such additional shares as would have become exercisable had the Optionee continued living and remained in continuous status a director for a period of one year after the date of death. However, in no event may an Option be exercised once its 10-year term has expired.

         Nontransferability of Options. Except as may be otherwise provided in a
         ------------------------------
resolution duly adopted by the Board, Options granted pursuant to the Directors' Plan are nontransferable by the optionee, other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order and may be exercised, during the lifetime of the optionee, only by the optionee or permitted transferee.

         Changes in Capitalization

         In the event any change, such as a stock split or payment of a stock dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate proportionate adjustment will be made in the exercise price of outstanding Options and in the number of shares reserved for issuance under outstanding Options and available for future grant under the Directors' Plan.

         Change-in-Control Provisions

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all the assets of the Company, or the merger of the Company into another corporation, the successor corporation must either assume all outstanding Options or substitute equivalent options therefor. However, if such successor corporation or a parent or subsidiary of such successor corporation does not assume or substitute an equivalent option, then the optionee shall have the right to exercise his or her Options as to all stock subject to such Options, including shares that would not otherwise be exercisable, for a period of thirty days following notice to such optionee.

         Amendment and Termination

         The Board may amend, alter, suspend or discontinue the Directors' Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any Option then outstanding under the Directors' Plan, without the consent of the holder of such Option.

         Federal Income Tax Consequences

         The following is only a brief summary of the effect of the federal income tax consequences of transactions under the Directors' Plan based on income tax law in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive, and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

         Options granted under the Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise of the option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. Because the optionee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred for up to six months from the date of grant unless the Optionee files an election under Section 83(b) of the Code within 30 days of the date of exercise. Upon resale of such shares by the Optionee, any difference between the sale price and the exercise price, to the extent not recognized as compensation income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment depending on how long the shares have been held.

         The Company will be entitled to a tax deduction in the amount of the ordinary income that an optionee recognizes with respect to shares issued upon exercise of Options under the Directors' Plan.

         Participation in the Directors' Plan

         The grant of Options under the Directors' Plan is automatic, as described above. Only Outside Directors are eligible to receive options under the Directors' Plan. The Company currently has four Outside Directors, each of whom has served as a director for more than five years. As a result, by operation of the Directors' Plan, as amended, the four current Outside Directors would each receive a Subsequent Option to purchase 5,000 shares of Common Stock per year for so long as such person continues to serve as a director. During fiscal 1997, such four Outside Directors were granted options to purchase 20,000 shares in the aggregate at an exercise price of $2.28 per share.

         Vote Required

         While the Amendment does not require shareholder approval under applicable law, the Board is seeking shareholder approval pursuant to Section 310(a)(1) of the California Corporations Code, relating to transactions between a corporation and its directors. Pursuant to such provision, the affirmative votes constituting a majority of the Votes Cast (excluding, for this purpose, shares held by Outside Directors) will be required to ratify and approve the proposed Amendment to the Directors' Plan.

         Recommendation of Board of Directors

         Management and the Board recommend voting "FOR" ratification and approval of the Amendment to the Directors' Plan as an important means to attract and retain qualified Outside Directors.


                                   PROPOSAL 3
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young, LLP as independent auditors to examine the financial statements of the Company for the year ending January 2, 1999. If the shareholders, by the affirmative vote of a majority of the Votes Cast at the Annual Meeting, do not vote to retain Ernst & Young, the selection of independent auditors will be reconsidered by the directors.

         Ernst & Young (or its predecessor, Arthur Young & Company) has examined the financial statements of the Company for 1979 and subsequent years. It is anticipated that a representative of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

Recommendation
--------------

         The Board of Directors recommends that the shareholders vote "FOR" the ratification of Ernst & Young.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

         Under the Company's bylaws, in order for a matter to be deemed properly presented at a shareholder meeting, notice must be delivered to, or mailed and received by, the Company not less than 60 days nor more than 90 days prior to the Annual Meeting. If, however, less than 50 days notice or prior public disclosure of the date of the Annual Meeting has been given, notice by the shareholder must be received by the Company not later than the close of business on the tenth day following the date on which notice of the Annual Meeting was mailed or publicly disclosed. The shareholder's notice must set forth, as to each proposed matter, a brief description of the matter and reason for conducting such business at the meeting, the name and address of such shareholder proposing such business as they appear on the Company's books, the number of shares beneficially owned by the shareholder, any material interest of the shareholder in such proposal, and any other information that would have been required pursuant to Regulation 14A promulgated under the Exchange Act if such shareholder had requested inclusion of such proposal in the Company's proxy materials.

                          ANNUAL REPORT ON FORM 10-KSB

         Hytek is a "small  business  issuer"  within the meaning of Item 10 (a)
(1) of Regulation S-B.
Accordingly, the Company is complying with the executive compensation disclosure requirements applicable to small business issuers (adopted by the SEC on October 15, 1992) in this year's proxy statement.

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended January 3, 1998 (the "1997 Form 10-KSB") and the President's Letter to the Shareholders dated April 6, 1998, which together comprise the Company's 1997 Annual Report to Shareholders, is being delivered herewith. Copies of the 1997 Form 10-KSB (without exhibits) may be obtained at no charge upon request to: Charles S. Byrne, Secretary, Hytek Microsystems, Inc., 400 Hot Springs Road, Carson City, Nevada 89706.


April 6, 1998                                 By Order of the Board of Directors
Carson City, Nevada
                                              /s/ Charles S. Byrne
                                              CHARLES S. BYRNE, Secretary